Exhibit 10.55

FIRST AMENDMENT TO GUARANTY

FIRST AMENDMENT TO GUARANTY entered into as of August 25, 1995, between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, with an office at Four Embarcadero Center, San Francisco, California 94111 ("Lessor"), and FARAH INCORPORATED, VALUE SLACKS, INC. and FARAH INTERNATIONAL, INC. (collectively referred to as "Guarantors"), with their principal offices at 8889 Gateway West, El Paso, Texas 79925, with reference to the following:

     A. Lessor and FARAH U.S.A., INC. ("Lessee") have entered into a Lease Intended as Security dated as of December 8, 1994 (the "Lease"); and

     B. Farah Incorporated, Value Slacks, Inc. and Farah International, Inc. have executed that certain Guaranty dated as of December 8, 1994 ("the Guaranty") guarantying Lessee's obligations under the Lease; and

     C. Lessor and Lessee have agreed to enter into a FIRST AMENDMENT TO LEASE dated as of August 25, 1995, to which Guarantors consent; and

     D. Insofar as any consent is required of Lessee to this FIRST AMENDMENT TO GUARANTY, Lessee provides its consent; and

     E. Lessor and Guarantors now desire to amend the Guaranty as hereinafter set forth. NOW, THEREFORE, the parties hereto agree as follows:

MAXIMUM SENIOR DEBT TO CASH FLOW COVENANT:

           Lessor agrees to waive application of the Senior Debt to Cash Flow covenant contained in subparagraph (4) on page 3 of the Guaranty through the Fourth Quarter of Fiscal 1996. Thereafter, Guarantor Farah Incorporated must be in compliance with the covenant (maximum ratio of 5:1) starting with the first Quarter end of fiscal 1997.

MINIMUM EARNINGS
BEFORE INTEREST AND TAXES (EBIT) COVENANT:

         The Fixed Charge Covenant contained in subparagraph (5) on page 3 of the Guaranty is deleted. Lessor and Guarantors agree to substitute an EBIT Covenant applicable to Guarantor, Farah Incorporated, in the following amounts during the specified periods:

-        No EBIT requirement for the Third and Fourth Quarters of Fiscal 1995.
-        $200,000.00 for the First Quarter of 1996.
-        $1,100,000.00 for the Second Quarter of 1996.
-        $1,900,000.00 for the Third Quarter of 1996.
-        $2,000,000.00 for the Fourth Quarter of 1996.

         Thereafter, Lessor and Guarantor Farah Incorporated agree to negotiate the EBIT requirements for subsequent fiscal years after review by Lessor of Farah Incorporated's most current financial projections.

BALANCE SHEET CASH PLUS
LINE OF CREDIT AVAILABILITY:

           Guarantor, Farah Incorporated, agrees to maintain, so long as this Guaranty and the Lease remain in effect, $2,500,000.00 of available cash either on its balance sheet or under its line of credit with Congress Financial and to report compliance with this covenant on the quarterly covenant calculation certificate provided to Lessor.

NO SECOND LIENS:

         Congress Financial holds a first lien on the inventory of Guarantor Farah Incorporated's consolidated subsidiaries. Guarantor, Farah Incorporated, agrees on behalf of itself and its consolidated subsidiaries not to grant second liens on the inventory of any of the consolidated subsidiaries. Nothing in this paragraph shall prohibit Farah Incorporated or any of its consolidated subsidiaries from granting a first lien on their respective inventories.

GENERAL PROVISIONS

GOVERNING LAW:

         This FIRST AMENDMENT TO GUARANTY shall be governed by and construed under the laws of California. The parties submit to the jurisdiction of the appropriate state or federal court in California as to any dispute arising out of or related to either the FIRST AMENDMENT TO GUARANTY or the Guaranty.

SEVERABILITY:

           Each provision of this FIRST AMENDMENT TO GUARANTY and the Guaranty shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. Nevertheless, should any provision be prohibited by or invalid under any such law or regulation in any jurisdiction, such provision shall be deemed modified to conform to the minimum requirements of such law or regulation. If such provision cannot be modified to conform to the requirements of the law or regulation, such provision shall be ineffective and invalid only to the extent of the prohibition or invalidity without affecting the remaining provisions of the FIRST AMENDMENT TO GUARANTY. Furthermore, the prohibition or invalidity of a provision in one jurisdiction shall not affect the provision's validity or effectiveness in any other jurisdiction.

INTERPRETATION:

         This FIRST AMENDMENT TO GUARANTY is the result of negotiations between Lessor and Guarantors, and has either been reviewed by each party's counsel or such party has knowingly and voluntarily chosen not to have its counsel review the terms. Lessor and Guarantors therefore agree that this FIRST AMENDMENT TO GUARANTY shall not be construed against either merely because of the involvement of either party's representatives or counsel in the negotiation, drafting or revision of the terms contained herein.

HEADINGS:

         The headings to the FIRST AMENDMENT TO GUARANTY are for convenience only. The headings do not define, limit or describe the scope or intent of the provisions.

FURTHER AMENDMENTS:

           Any  further   amendments  or  modifications  to  either  this  FIRST
AMENDMENT TO GUARANTY, the Guaranty or any related agreements may only be accomplished by a writing signed by the party or parties to whom the amendment applies.

RIGHTS AND OBLIGATIONS:

         The rights and obligations contained in this FIRST AMENDMENT TO GUARANTY inure to the benefit of and bind Lessor, Guarantors, their respective
representatives,       officers,      directors,       affiliated      entities,
successors-in-interest and assigns. Lessor and Guarantors do not intend to confer any rights or impose any obligations on persons not specifically mentioned in this FIRST AMENDMENT TO GUARANTY.

ENTIRE AGREEMENT AS TO AMENDED TERMS:

         The FIRST AMENDMENT TO GUARANTY contains the full and complete agreement of Lessor and Guarantors as to the subjects covered by it. The FIRST AMENDMENT TO GUARANTY supersedes all prior discussions, understandings, agreements or proposals regarding the subjects covered by it, regardless whether written or oral. Neither Lessor nor Guarantors have made any representation, promise, inducement or statement of intention which is not contained in the FIRST AMENDMENT TO GUARANTY. Neither Lessor nor Guarantors shall be bound or liable for any alleged misrepresentation, promise, inducement or statement of intention not contained in the FIRST AMENDMENT TO GUARANTY, the Guaranty and related agreements.

ATTORNEY'S FEES AND COSTS:

         The prevailing party in any proceeding to construe or enforce the FIRST AMENDMENT TO GUARANTY shall recover its reasonable attorney's fees, costs and expenses, including fees, costs and expenses of internal counsel.

APPLICABILITY OF UNAFFECTED TERMS OF GUARANTY AND RELATED AGREEMENTS:

Except as is herein specifically amended, all of the terms, covenants, and provisions of the Guaranty and related agreements remain in full force and effect, and the provisions of the Guaranty, where appropriate, are applicable to this FIRST AMENDMENT TO GUARANTY.

           IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO GUARANTY as of the day and year written above.


           FARAH INCORPORATED                   BANK OF AMERICA NATIONAL
                                                TRUST AND SAVINGS ASSOCIATION


By:  /s/ Richard C. Allender                    By:  Bryan L. Yoakum
Title:  Chief Executive Officer                 Title:  Vice President

By:  /s/ James C. Swaim
Title:  Treasurer

CONSENTED TO BY:

   FARAH INTERNATIONAL, INC.                         VALUE SLACKS, INC.


By:  /s/ James C. Swaim                             By:  /s/ James C. Swaim
Title:  Treasurer                                    Title:  Treasurer


   FARAH U.S.A., INC.

By:  /s/ James C. Swaim
Title:  Treasurer